As filed with the Securities and Exchange Commission on May 25, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIRATI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2693615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
 9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(858) 332-3410
(Address of Principal Executive Offices)

Mirati Therapeutics, Inc. Amended and Restated 2013 Equity Incentive Plan
(Full titles of the plan)

 Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer
Mirati Therapeutics, Inc.
9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(858) 332-3410
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.
Sean M. Clayton, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Amended and Restated 2013 Equity Incentive Plan Common Stock, $0.001 par value per share	2,900,000 shares	(2)	$3.65	(4)	$10,585,000	(4)	$1,226.80
Amended and Restated 2013 Equity Incentive Plan Common Stock, $0.001 par value per share	120,000 shares	(3)	$6.45	(5)	$774,000		$89.71
TOTAL	3,020,000 shares		N/A		$11,359,000		$1,316.51

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the Mirati Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents shares that were added to the 2013 EIP pursuant to a share reserve increase approved by the Registrant’s stockholders on May 17, 2017.
(3)	Represents 120,000 shares of common stock pursuant to a stock option that was granted pursuant to the 2013 EIP in compliance with NASDAQ Listing Rule 5635(c)(4) (the "Inducement Award").
(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.  The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 22, 2017, as reported on the Nasdaq Capital Market.

(5)	The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based upon the exercise price of the Inducement Award.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NOS. 333-189965, 333-196487 and 333-204720

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plan are effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 3,020,000 shares of the Registrant’s common stock for issuance under the Mirati Therapeutics, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 EIP”) including (i) 2,900,000 shares that were added to the 2013 EIP pursuant to a share reserve increase approved by the Registrant’s stockholders on May 17, 2017 and (ii) 120,000 shares of the Registrant’s common stock issuable pursuant to a stock option (the “Inducement Award”) that was granted to an individual entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2013 EIP was amended by the Board of Directors of the Registrant to provide for the Inducement Award without stockholder approval as permitted by Rule 5635(c)(4).  The Registrant previously registered shares of its common stock for issuance under the 2013 EIP on registration statements on Form S-8 filed on July 15, 2013 (File No. 333-189965), June 3, 2014 (File No. 333-196487) and June 4, 2015 (File No. 333-204720) (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

ITEM 8.                        EXHIBITS.

A list of the exhibits filed as part of this Registration Statement on Form S-8 is set forth on the Exhibit Index, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 25, 2017.

MIRATI THERAPEUTICS, INC.

By:	/s/ Charles M. Baum
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles M. Baum and Jamie A. Donadio, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “Commission”), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ CHARLES M. BAUM	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2017
Charles M. Baum, M.D., Ph.D.

/S/ JAMIE A. DONADIO	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2017
Jamie A. Donadio

/S/ RODNEY LAPPE	Chairman of the Board	May 25, 2017
Rodney Lappe, Ph.D.

/S/ MICHAEL GREY	Director	May 25, 2017
Michael Grey

/S/ HENRY J. FUCHS	Director	May 25, 2017
Henry J. Fuchs, M.D.

/S/ CRAIG JOHNSON	Director	May 25, 2017
Craig Johnson

/S/ BRUCE L.A. CARTER	Director	May 25, 2017
Bruce L.A. Carter, Ph.D.

EXHIBIT INDEX

Exhibit Number		Description
3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	(2)	Bylaws of the Registrant.
3.3	(3)	Amendment to Bylaws.
4.1	(4)	Form of Common Stock Certificate of the Registrant.
5.1		Opinion of Cooley LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.3		Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page hereto.
99.1	(5)	Amended and Restated 2013 Equity Incentive Plan (as approved by the Registrant's Board of Directors on September 12, 2016).
99.2	(6)	Amended and Restated 2013 Equity Incentive Plan (as approved by the Registrant's Stockholders on May 17, 2017).

(1)
Previously filed as Exhibit 3.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(2)
Previously filed as Exhibit 3.2 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921) originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(3)	Incorporated by reference to Mirati Therapeutics, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 16, 2016.

(4)
Previously filed as Exhibit 4.1 to the Registrant’s General Form for Registration of Securities on Form 10 (File No. 001-35921), originally filed with the Commission on May 10, 2013, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November 3, 2016 and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2017 and incorporated herein by reference.